SECURITIES AND EXCHANGE COMMISSION

                       WASHINGTON, D.C. 20549


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                              FORM 8-K


                           CURRENT REPORT



PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  May 24, 2004


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                 Galaxy Championship Wrestling.
                   (Exact name of Small Business Issuer in its charter)

NEVADA                       000-50274            88-0472860
 (State or other jurisdiction of           Commission                  (I.R.S. Employer
  incorporation or organization            File Number                 Identification No.)

7341 W. Charleston Boulevard
Suite 140
Las Vegas, NV                                     89117
 (Address of principal executive offices)                             (Zip Code)

       Registrant's Telephone number, including area code:
                       702-338-6109


                       NOT APPLICABLE
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            (Former name or former address, if changed since last report)




Item 1.   CHANGES IN CONTROL OF REGISTRANT

 (a) On March 31, 2004, Jerome Jolly and Grady Johnson sold their common shares in Galaxy Championship Wrestling, Inc. to Ms. Camila Maz pursuant to a private stock purchase agreement. The 5,750,000 common shares represent 62.85% of the outstanding common stock of Galaxy Championship Wrestling, Inc. and were sold for a cash payment of $143,750 or $.025 per common share from the personal funds of Ms. Maz. The stock purchase resulted in a change of control of Galaxy Championship Wrestling, Inc.

Item 5.  Other Events and Regulation FD Disclosure.

Pursuant to the private stock purchase agreement, the officers and directors of Galaxy Championship Wrestling, Inc. resigned and Camila Maz was appointed president and sole director.

Camila Maz: Ms. Maz was appointed as Treasurer in October 2003. Prior to this position, Ms. Maz worked for the past five years in the financial services industry as an assistant and advisor for multiple small and medium size companies in the United States and Canada through her consulting company Prosper Financial, Inc. In 1993, Ms Maz played an important role in the financing, bid preparation to the Colombian government and subsequent implementation of cellular communications, in the northern region of Colombia; Ms. Maz has also been founder, owner and operator of several companies in South
America.   Ms. Maz holds a Bachelors Degree in Business Administration
(BBA) with emphasis in Finance from Universidad de Los Andes, Bogota, Colombia. Ms. Maz is the sister-in-law of Michael Miller, our Vice-President of Investor Relations.


Item 7.   FINANCIAL STATEMENTS AND EXHIBITS.

          (c)  EXHIBITS

               Private Stock Purchase Agreement dated March 31, 2004







Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Galaxy Championship Wrestling, Inc.


Date:   June 3, 2004

Camila Maz
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Camila Maz
President